EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2003 relating to the financial statements of Salon Media Group, Inc. which appears in Salon Media Group, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003.





/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 13, 2005